UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020

APEX GLOBAL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	0‑18640	95‑4182437
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908‑9868

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.02 per share	APEX	The Nasdaq Capital Market

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b‑2 of the Securities Exchange Act of 1934 (17 CFR §240.12b‑2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Notice of Delisting and Hearings Panel Appeal

On April 3, 2020, Apex Global Brands Inc. (the “Company”) received notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the Company’s non-compliance with the minimum closing bid price requirement of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Rule”), for the prior 30-consecutive business day period, the Company’s securities were subject to suspension and delisting unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company was not provided the 180-day compliance period typically granted to issuers under Nasdaq Listing Rule 5810(c)(3)(A) given that the Panel had previously determined to retain jurisdiction over the Company following the Company’s hearing before the Panel in August 2019 and the Company’s subsequent compliance with the Rule, pursuant to Nasdaq Listing Rule 5815(d)(4)(A).

The Company plans to timely request a hearing, which will stay any further action by Nasdaq at least pending the ultimate conclusion of the hearing process. At the hearing, the Company will present its plan to regain compliance with the Rule and request an extension within which to do so. The Panel has the discretion to grant the Company an extension through no later than September 30, 2020; however, there can be no assurance that the Panel will grant the Company’s request or that the Company will be able to evidence compliance with the applicable listing criteria within the period of time that may be provided by the Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX GLOBAL BRANDS INC.

April 9, 2020	By:	/s/ Steven L. Brink
Steven L. Brink
Chief Financial Officer

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